Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

21ST CENTURY FOX REPORTS FIRST QUARTER INCOME FROM CONTINUING OPERATIONS PER SHARE OF $0.34 AND FIRST QUARTER TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF $1.54 BILLION ON TOTAL REVENUE OF $6.08 BILLION

NEW YORK, NY, November 4, 2015 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended September 30, 2015.

The Company reported total quarterly revenues of $6.08 billion, a decrease of $406 million, or 6%, from the $6.48 billion of adjusted revenues (1) reported in the prior year. This decline in adjusted revenues was primarily the result of a 7% revenue increase at the Cable Network Programming segment due to higher affiliate and advertising revenues being more than offset by lower revenues generated at the Filmed Entertainment segment due to lower theatrical revenues and the absence of revenues from Shine in the current quarter. The adverse impact of foreign exchange rates and the absence of revenues from Shine in the current quarter each impacted adjusted revenue growth by approximately $200 million, or 6% in total.

Quarterly total segment operating income before depreciation and amortization (“OIBDA”)(2) of $1.54 billion decreased $37 million, or 2%, from the $1.57 billion of adjusted OIBDA(3) reported in the prior year. This decline in adjusted OIBDA reflects double-digit growth at both the Company’s Cable Network Programming and Television segments which was more than offset by reduced contributions from the Filmed Entertainment segment. The adverse impact of foreign exchange rates impacted adjusted OIBDA growth by $109 million, or 7%.

The Company reported quarterly income from continuing operations attributable to stockholders of $678 million ($0.34 per share), compared with $1.04 billion ($0.48 per share) in the prior year. Excluding the net income effects of Other, net and gains and other adjustments related to Sky and Endemol Shine Group included in Equity earnings from affiliates, adjusted quarterly earnings per share(4) from continuing operations attributable to stockholders was $0.38 compared with the adjusted year-ago result of $0.39.

Commenting on the results, Executive Chairman Rupert Murdoch said:

“Our cable networks business generated strong growth in the first fiscal quarter, delivering double-digit earnings gains both domestically and internationally on sustained increases in overall affiliate fees, higher advertising revenues and lower expenses. Our quarterly results also reflect the expected impact of challenging comparisons for our film studio due to the timing of key releases, as well as the poor performance of The Fantastic Four. We are pleased with the recent success of The Martian, and as we look forward, we have an exciting film slate which includes this weekend’s The Peanuts Movie, the holiday release of Joy, as well as the summer releases of the newest X-Men and Independence Day. Good progress is being made at the FOX

(1)	Prior year adjusted revenues of $6.48 billion exclude $1.4 billion of revenues related to the Direct Broadcast Satellite (“DBS”) businesses which were sold to Sky plc (“Sky”) in November 2014.
(2)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations before income tax expense.

(3)	Prior year adjusted OIBDA of $1.57 billion excludes $207 million of OIBDA related to the DBS businesses.
(4)

See page 13 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

Network both from our returning series, including the continued success of Empire, as well as some of our new series. We are focused on creating compelling storytelling and enhancing the customer experience of our digital video brands as we respond to changing consumer preferences.”

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Revenues:
Cable Network Programming	$3,464	$3,231
Television	1,049	1,048
Filmed Entertainment	1,785	2,476
Direct Broadcast Satellite Television	—	1,449
Other, Corporate and Eliminations	(221)	(317)

Total revenues	$6,077	$7,887

Less: DBS businesses, net of intercompany eliminations	—	(1,404)

Adjusted Total Revenues	$6,077	$6,483

Segment OIBDA:
Cable Network Programming	$1,306	$1,038
Television	196	174
Filmed Entertainment	149	458
Direct Broadcast Satellite Television	—	207
Other, Corporate and Eliminations	(116)	(98)

Total Segment OIBDA	$1,535	$1,779

Less: DBS businesses	—	(207)

Adjusted Total Segment OIBDA	$1,535	$1,572

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 26% to $1.31 billion, driven by a 7% revenue increase on strong affiliate revenue growth and higher advertising revenues combined with lower expenses. The 2% decline in expenses was primarily due to the absence of the prior year broadcast of the India vs. England cricket series at STAR Sports. Foreign exchange fluctuations, primarily in Latin America and Europe, adversely impacted segment OIBDA growth by 5%.

Domestic affiliate revenue increased 11% reflecting strong growth at FS1 and sustained growth across all of the other domestic cable networks. Domestic advertising revenue grew 4% over the prior year period reflecting solid growth at the sports channels and Fox News. Domestic OIBDA contributions increased 19% over the prior year led by higher contributions from FS1, FX Networks and Fox News.

International affiliate revenue decreased 1% as 11% local currency growth at STAR and the Fox International Channels (“FIC”) was more than offset by a 12% adverse impact from the strengthened U.S. dollar. International advertising revenue decreased 1% as continued local currency growth at FIC and the STAR entertainment channels was offset by an 11% adverse impact from the strengthened U.S. dollar as well as the absence of advertising revenues from the prior year broadcast of the India vs. England cricket series at STAR Sports. Quarterly OIBDA at the international cable channels increased 53% reflecting strong local currency growth partially offset by the adverse impact of the strengthened U.S. dollar.

TELEVISION

Television generated quarterly segment OIBDA of $196 million, a $22 million or 13% increase over the $174 million reported in the prior year quarter. The increase in segment OIBDA was driven by lower operating costs led by lower programming expenses at the FOX Broadcast Network and TV stations partially offset by higher marketing costs at the FOX Broadcast Network. Quarterly segment revenues were consistent with those from the corresponding period in the prior year as strong retransmission consent revenue growth was counterbalanced by a 5% decline in advertising revenues primarily reflecting the expected impact of one less week of National Football League broadcasts in the current quarter as compared to the prior year quarter and lower political revenues at the TV stations, as well as lower general entertainment ratings at the FOX Broadcast Network.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $149 million, a $309 million decrease from the $458 million reported in the same period a year-ago. Quarterly segment revenues decreased $691 million to $1.79 billion, primarily reflecting lower worldwide theatrical revenues, the absence of revenue contributions from Shine, lower syndication revenues reflecting the sale of How I Met Your Mother in the prior year and the adverse impact of the strengthened U.S. dollar. The OIBDA decline over the prior year reflects lower contributions from the film studio attributable to the difficult comparisons to last year’s successful worldwide theatrical performance of Dawn of the Planet of the Apes and the home entertainment performance of Rio 2 with this year’s worldwide theatrical release of The Fantastic Four in August as well as higher theatrical pre-release costs in the current year primarily related to the successful worldwide theatrical release of The Martian in early October, which has grossed over $430 million in worldwide box office to date. Segment OIBDA comparisons were also adversely impacted by lower contributions from the television production businesses and a negative comparative 11% impact from foreign exchange rate fluctuations.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity earnings of affiliates is as follows:

		Three Months Ended September 30,
	% Owned	2015	2014
		US $ Millions
Sky	39%(1)	$110	$396
Other equity affiliates	Various(2)	(75)	(17)

Total equity earnings of affiliates		$35	$379

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group (current quarter only), Hulu and STAR equity affiliates

Quarterly equity earnings of affiliates were $35 million as compared to $379 million in the same period a year-ago. This $344 million decrease primarily reflects lower contributions from Sky, principally due to a prior year gain on the sale of its shares in ITV, the inclusion of Endemol Shine Group losses this year and higher losses from Hulu.

OTHER ITEMS

Share repurchases

On August 4, 2015, the Board of Directors authorized the repurchase of an additional $5 billion of Class A Common Stock, excluding commissions. The Company intends to repurchase such shares over the next twelve months. The remaining authorized amount under the Company’s stock repurchase program as of September 30, 2015, excluding commissions, was approximately $3.7 billion.

During the quarter, the Company repurchased 66 million shares of Class A Common Stock for $2.0 billion. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 2.01 billion in this year’s quarter declined 8% from 2.20 billion in the same period a year ago.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the first quarter results can be heard live on the Internet at 8:30 a.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2015	2014
	US $ Millions, except per share amounts
Revenues	$6,077	$7,887
Operating expenses	(3,673)	(5,052)
Selling, general and administrative	(889)	(1,079)
Depreciation and amortization	(128)	(276)
Equity earnings of affiliates	35	379
Interest expense, net	(295)	(305)
Interest income	9	14
Other, net	(83)	35

Income from continuing operations before income tax expense	1,053	1,603
Income tax expense	(313)	(503)

Income from continuing operations	740	1,100
Loss from discontinued operations, net of tax	(3)	(7)

Net income	$737	$1,093

Less: Net income attributable to noncontrolling interests	(62)	(56)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$675	$1,037

Weighted average shares:	2,012	2,195
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.34	$0.48
Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.34	$0.47

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	June 30, 2015
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$5,830	$8,428
Receivables, net	6,034	5,912
Inventories, net	2,987	2,749
Other	342	287

Total current assets	15,193	17,376

Non-current assets:
Receivables, net	386	394
Investments	4,398	4,529
Inventories, net	6,818	6,411
Property, plant and equipment, net	1,667	1,722
Intangible assets, net	6,263	6,320
Goodwill	12,514	12,513
Other non-current assets	758	786

Total assets	$47,997	$50,051

Liabilities and Equity:
Current liabilities:
Borrowings	$244	$244
Accounts payable, accrued expenses and other current liabilities	3,529	3,937
Participations, residuals and royalties payable	1,650	1,632
Program rights payable	1,112	1,001
Deferred revenue	457	448

Total current liabilities	6,992	7,262

Non-current liabilities:
Borrowings	18,767	18,795
Other liabilities	3,089	3,105
Deferred income taxes	2,278	2,082
Redeemable noncontrolling interests	616	621
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	12	12
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,798	13,427
Retained earnings	4,182	5,343
Accumulated other comprehensive loss	(1,719)	(1,570)

Total Twenty-First Century Fox, Inc. stockholders’ equity	15,281	17,220
Noncontrolling interests	974	966

Total equity	16,255	18,186

Total liabilities and equity	$47,997	$50,051

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Operating activities:
Net income	$737	$1,093
Less: Loss from discontinued operations, net of tax	(3)	(7)

Income from continuing operations	740	1,100
Adjustments to reconcile income from continuing operations to cash (used in) provided by operating activities:
Depreciation and amortization	128	276
Amortization of cable distribution investments	20	23
Equity-based compensation	86	53
Equity earnings of affiliates	(35)	(379)
Cash distributions received from affiliates	6	3
Other, net	83	(35)
CLT20 contract termination costs	(420)	—
Deferred income taxes and other taxes	175	91
Change in operating assets and liabilities, net of acquisitions and dispositions:
Receivables and other assets	(201)	26
Inventories net of program rights payable	(516)	(590)
Accounts payable and other liabilities	(371)	(111)

Net cash (used in) provided by operating activities from continuing operations	(305)	457

Investing activities:
Property, plant and equipment	(34)	(127)
Investments in equity affiliates	(86)	(950)
Other investments	(163)	(13)
Proceeds from dispositions, net	—	69

Net cash used in investing activities from continuing operations	(283)	(1,021)

Financing activities:
Borrowings	91	1,289
Repayment of borrowings	(119)	(114)
Excess tax benefit from equity-based compensation	11	48
Repurchase of shares	(1,889)	(1,273)
Dividends paid and distributions	(56)	(82)
Purchase of subsidiary shares from noncontrolling interests	(3)	—

Net cash used in financing activities from continuing operations	(1,965)	(132)

Net decrease in cash and cash equivalents from discontinued operations	(7)	(17)
Net decrease in cash and cash equivalents	(2,560)	(713)
Cash and cash equivalents, beginning of year	8,428	5,415
Exchange movement on cash balances	(38)	(46)

Cash and cash equivalents, end of period	$5,830	$4,656

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

SEGMENT INFORMATION

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Revenues:
Cable Network Programming	$3,464	$3,231
Television	1,049	1,048
Filmed Entertainment	1,785	2,476
Direct Broadcast Satellite Television	—	1,449
Other, Corporate and Eliminations	(221)	(317)

Total revenues	$6,077	$7,887

Less: DBS businesses, net of intercompany eliminations	—	(1,404)

Adjusted Total Revenues	$6,077	$6,483

Segment OIBDA:
Cable Network Programming	$1,306	$1,038
Television	196	174
Filmed Entertainment	149	458
Direct Broadcast Satellite Television	—	207
Other, Corporate and Eliminations	(116)	(98)

Total Segment OIBDA	$1,535	$1,779

Less: DBS businesses	—	(207)

Adjusted Total Segment OIBDA	$1,535	$1,572

Depreciation and amortization:
Cable Network Programming	$74	$80
Television	30	26
Filmed Entertainment	20	33
Direct Broadcast Satellite Television	—	133
Other, Corporate and Eliminations	4	4

Total depreciation and amortization *	$128	$276

Less: DBS businesses	—	(133)

Adjusted total depreciation and amortization	$128	$143

*

The three months ended September 30, 2015 and 2014 include the amortization of definite lived intangible assets of $59 million and $102 million, respectively. These amounts principally reflect purchase price amortization related to acquisitions.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Affiliate fees	$2,686	$2,432
Subscription	—	1,359
Advertising	1,599	1,734
Content	1,725	2,262
Other	67	100

Total revenues	$6,077	$7,887

CONSOLIDATED ADJUSTED REVENUES BY COMPONENT (EXCLUDING DBS BUSINESSES, NET OF ELIMINATIONS)

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Affiliate fees	$2,686	$2,463
Advertising	1,599	1,673
Content	1,725	2,271
Other	67	76

Total Adjusted Revenues	$6,077	$6,483

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended September 30,
	2015	2014
	US $ Millions
Revenues	$6,077	$7,887
Operating expenses	(3,673)	(5,052)
Selling, general and administrative	(889)	(1,079)
Add: Amortization of cable distribution investments	20	23

Total Segment OIBDA	1,535	1,779
Amortization of cable distribution investments	(20)	(23)
Depreciation and amortization	(128)	(276)
Equity earnings of affiliates	35	379
Interest expense, net	(295)	(305)
Interest income	9	14
Other, net	(83)	35

Income from continuing operations before income tax expense	$1,053	$1,603

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

	Three Months Ended September 30, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,464	$(2,178)	$20	$1,306
Television	1,049	(853)	—	196
Filmed Entertainment	1,785	(1,636)	—	149
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(221)	105	—	(116)

Consolidated Total	$6,077	$(4,562)	$20	$1,535

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$6,077	$(4,562)	$20	$1,535

	Three Months Ended September 30, 2014
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,231	$(2,216)	$23	$1,038
Television	1,048	(874)	—	174
Filmed Entertainment	2,476	(2,018)	—	458
Direct Broadcast Satellite Television	1,449	(1,242)	—	207
Other, Corporate and Eliminations	(317)	219	—	(98)

Consolidated Total	$7,887	$(6,131)	$23	$1,779

Less: DBS businesses, net of intercompany eliminations	(1,404)	1,197	—	(207)

Adjusted Consolidated Total	$6,483	$(4,934)	$23	$1,572

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2015

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and Other, net, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months ended September 30, 2015 and 2014.

	Three Months Ended
	September 30, 2015		September 30, 2014
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$740		$1,100
Less: Net income attributable to noncontrolling interests	(62)		(56)

Income from continuing operations attributable to stockholders	$678	$0.34	$1,044	$0.48
Equity affiliate adjustments (net of provision for income taxes of $19 and -$92 for the three months ended September 30, 2015 and 2014, respectively)(a)	35	0.02	(172)	(0.08)
Other, net (net of provision for income taxes of $41 and -$11 for the three months ended September 30, 2015 and 2014, respectively)	42	0.02	(24)	(0.01)

As adjusted	$755	$0.38	$848	$0.39

(a)

Equity earnings of affiliates for the three months ended September 30, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs. Equity earnings of affiliates for the three months ended September 30, 2014 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s gain on the sale of its ownership stake in ITV, partially offset by professional fees incurred by Sky related to its acquisition of the DBS businesses from the Company.